Exhibit 10.68

Execution Version

First Amendment to Credit Agreement

This First Amendment to Credit Agreement (this “Amendment”) is made and entered into as of June 30, 2016, by and among SunPower Revolver HoldCo I, LLC, a Delaware limited liability company (the “Borrower”), MIZUHO BANK, LTD., in its capacity as Administrative Agent (in such capacity, the “Administrative Agent”), MIZUHO BANK (USA), in its capacity as Collateral Agent (in such capacity, the “Collateral Agent”), MIZUHO BANK, LTD. and GOLDMAN SACHS BANK USA, as Issuing Banks (the “Issuing Banks”), and the financial institutions party hereto as lenders (the “Lenders”) and the financial institutions party hereto.

A.           WHEREAS, reference is made to that certain Credit Agreement, dated as of May 4, 2016, by and among the Borrower, the Lenders, the Administrative Agent, the Collateral Agent, the Issuing Banks, and the Lenders (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”).

B.           WHEREAS, the parties hereto agree to amend the Credit Agreement on the terms and subject to the conditions of this Amendment.

C.           NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

Section 1.             Definitions. Capitalized terms used but not defined herein have the respective meanings assigned thereto, directly or by reference, in Article 1 of the Credit Agreement.

Section 2.             Amendments to the Credit Agreement:

(a)          The following definition of “Designated Payor” is hereby added to Article 1 of the Credit Agreement:

““Designated Payor” has the meaning set forth in Section 5.26(a).”

(a)           The following definition of “Lender’s Disbursement Period” is hereby added to Article 1 of the Credit Agreement:

““Lender’s Disbursement Period” has the meaning set forth in Section 5.26(b).”

(b)          The following definition of “Lender’s Review Period” is hereby added to Article 1 of the Credit Agreement:

““Lender’s Review Period” has the meaning set forth in Section 5.26(b).”

(c)           The definition of “Letter of Credit Application” in Article 1 of the Credit Agreement is hereby deleted and replaced with the following:

Execution Version

““Letter of Credit Application” means any letter of credit application required by an Issuing Bank to be delivered by the Borrower prior to the issuance of any Letter of Credit.”

(d)          The definition of “Pledged Stock” set forth in Article 1 of the Credit Agreement is hereby deleted and replaced with the following:

““Pledged Stock” shall have the meaning given to the term “Pledged Collateral” in the Pledge Agreement.”

(e)          The following definition of “Prompt Payment Statute” is hereby added to Article 1 of the Credit Agreement:

““Prompt Payment Statute” has the meaning set forth in Section 5.26(a).”

(f)           The following definition of “Reimbursement Obligation” is hereby added to Article 1 of the Credit Agreement:

““Reimbursement Obligation” means any reimbursement the Borrower is required to make to an Issuing Bank in accordance with the first sentence of Section 2.16(e)(A).

(g)          The following definitions in Article 1 of the Credit Agreement are hereby deleted: (i) “Prepayment Account” and (ii) “Revenue Account”.

(h)          Section 2.2(a) of the Credit Agreement is hereby amended by deleting the following in its entirety: “and in whole multiples of $500,000 in excess thereof”.

(i)           The reference to the following in Section 3.2(w) of the Credit Agreement is hereby deleted in its entirety: “the Initial Project Construction Loan Equity Contribution has been previously paid by the Borrower for the payment of Project Costs related to such Projects”.

(j)           Section 3.2(jj) of the Credit Agreement is hereby deleted and replaced with the following:

“(jj) The Administrative Agent shall have received a letter from the Independent Engineer, in form and substance acceptable to the Administrative Agent, confirming that the applicable Initial Project Construction Loan Equity Contribution has been previously paid by the Borrower for the payment of Project Costs related to such Projects.”

(k)           Section 3.3(h) of the Credit Agreement is hereby amended by adding the following to the end of such Section:

“With respect to all Projects located in Arizona, the releases of mechanic’s and materialmen’s liens that Administrative Agent must receive with each Construction Loan Notice of Borrowing are conditional lien waivers, in the forms prescribed by Arizona Revised Statute Sections 33-1008(D)(1) and

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33-1008(D)(3), as applicable, for amounts requested in the current Construction Loan Notice of Borrowing and unconditional lien waivers, in the forms prescribed by Arizona Revised Statute Sections 33-1008(D)(2) and 33-1008(D)(4), as applicable, for amounts requested in the previous Construction Loan Notice of Borrowing”.

(l)            Section 3.2 of the Credit Agreement is hereby amended by adding the following new clause 3.2(nn) at the end of such Section:

“(nn)      Prior to any Borrowing in respect of Macy’s San Diego (Mission Viejo Project Site), delivery by the Borrower to the Administrative Agent of title reports from the Title Company with respect to such Project Site, which such reports shall be in form and substance reasonably acceptable to the Administrative Agent.”

(m)          Section 5.12 of the Credit Agreement is hereby amended by deleting clause (a) thereof and replacing clause (a) with the following: “(a) is an EWG and/or a QF”.

(n)           Section 5.23 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“Section 5.23        The Borrower shall (and shall cause each Borrower Party to) cause each Project to achieve COD on or before the date that is 18 months prior to the Date Certain for such Project.”

(o)           Section 5.26 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“Section 5.26        Prompt Payment Requirements.

(a)          Compliance with Statute. Borrower Parties shall at all times comply with the provisions of A.R.S. Sections 32-1129, 32-1129.01, 32-1129.02, 32-1129.03, 32-1129.04, and 32-1129.05 (collectively, the “Prompt Payment Statute”). The Borrower represents and warrants to the Secured Parties that each Project Company owning any Project in Arizona is the “Owner” for purposes of the Prompt Payment Statute. No Secured Party shall be an “Owner” for purposes of the Prompt Payment Statute and no Secured Party shall be a “third party designated by Owner as the person responsible for making progress payments on a Construction Contract” (as the preceding quotation is used in the Prompt Payment Statute) for any Project located in Arizona (a “Designated Payor”). The Borrower shall not, and shall cause the Borrower Parties not to, cause or permit any statements or representations to be made or agreements to be entered into pursuant to which any Secured Party could reasonably be asserted to be a Designated Payor.

(b)          Lender Not Responsible. The Borrower agrees that no Secured Party is responsible for compliance with the Prompt Payment Statute, as more particularly provided in subsection (a) above, and that the Borrower Parties

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shall be solely responsible for such compliance. The Borrower Parties’ obligation of compliance with the Prompt Payment Statute shall not in any way expand the obligations of the Secured Parties hereunder and the Secured Parties shall at all times retain the right to approve or disapprove advances of the Construction Loans in accordance with this Agreement regardless of any Borrower Party’s obligations to any EPC Contractor or any other contractor in respect of any Project located in Arizona. In no event will any Secured Party have any liability or obligation to any of the Borrower Parties or any other Person to approve advances of the Construction Loan or make advances within any time periods required pursuant to the Prompt Payment Statute, nor will any Secured Party have any liability or obligation for costs, fees, expenses, or damages of any nature incurred by any of the Borrower Parties by reason of any failure to comply with the Prompt Payment Statute. Without limiting the generality of the foregoing, the Borrower acknowledges, represents and warrants to each Secured Party that (i) the Borrower Parties have taken into consideration the period of time within which the Secured Parties have to approve a Construction Loan Notice of Borrowing (the “Lender’s Review Period”), (ii) the Borrower Parties have taken into consideration the period of time within which the Secured Parties have to make advances once the conditions precedent to advances have been satisfied (“Lender’s Disbursement Period”), and (iii) to the extent that any Lender’s Review Period or Lender’s Disbursement Period may extend beyond any period of time required pursuant to the Prompt Payment Statute within which the Borrower Parties may either approve and certify any billing or estimate (or within which any billing or estimate may be deemed approved) or make payments to any applicable EPC Contractor for any Project located in Arizona or any other contractor in respect of a Project located in Arizona, then the Borrower Parties will nevertheless comply with the provisions of the Prompt Payment Statute. Within twenty (20) days of execution of this Amendment, pursuant to A.R.S. § 32-1129.01(G), the applicable Borrower Party that is the Owner (as defined in the applicable EPC Agreement) and the EPC Contractor (as defined in the applicable EPC Agreement) will execute an amendment or change order to the EPC Agreement that acknowledges and agrees that the EPC Agreement’s (x) billing cycle, (y) number of specified days within which a billing or estimate must be certified and approved, and/or (z) number of specified days after certification and approval of the billing or estimate for the Owner (as defined in the EPC Agreement) to make payment to the EPC Contractor (as defined in the EPC Agreement), are an alternative billing cycle, an extended certification and approval period, and/or an extended payment period, as applicable, in conformance with the Prompt Payment Statute.

(c)           Indemnification. “With respect to any Project located in Arizona, the Borrower agrees to defend, indemnify and hold the Secured Parties and Secured Parties’ agents, employees, representatives, directors, officers, successors and assigns for, from and against any and all claims, damages, loss, liability, judgments, reasonable costs and expenses arising from or related to the breach or violation by the Borrower Parties, the applicable EPC Contractor or any other contractor of the Prompt Payment Statute, the failure by any Borrower Parties, the applicable EPC Contractor or any

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other contractor to pay any Person as and when required under the Prompt Payment Statute, and/or any suspension or termination by the applicable EPC Contractor, any other contractor or any subcontractor of the applicable EPC Contract, or other construction contract or subcontract unless caused solely by one or more Persons indemnified hereunder. This indemnity will survive the payment and performance of the applicable Construction Loan”

(p)          Section 5.27 of the Credit Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“Section 5.27        On the earlier to occur of (a) the next Borrowing date to occur after the initial Borrowing date and (b) July 29, 2016, the Borrower shall deliver to the Administrative Agent a written acknowledgement from the Power Purchaser for the Macy’s San Diego and Walnut Creek Projects, in form and substance reasonably acceptable to the Administrative Agent, confirming that the Collateral Agent may be granted a security interest in the Site Lease Agreements related to such Projects.

(q)          Article 6 of the Credit Agreement is hereby amended by adding the following new Section 6.24:

“6.24      Timing of COD. In no event shall COD of a Project occur (i) with respect to each Small Project, prior to delivery to the Administrative Agent of the Interconnection Agreement in respect of such Small Project, duly executed by the parties thereto, including the applicable Interconnector, and otherwise in form and substance acceptable to the Administrative Agent, and (ii) without (A) the Borrower having caused the amount on deposit in the Debt Service Reserve Account sub-account for such Project to equal the then-applicable DSR Requirement for such Project or (B) a DSR Letter of Credit in an amount equal to the then applicable DSR Requirement having been issued and being outstanding with respect to such Project.”

(r)           Section 7.3(a) of the Credit Agreement is hereby amended by adding a reference to “Section 5.23” after the reference to Section 5.7 in Section 7.3(a).

(s)          All references to “ECCA Parent Guaranty” in the Credit Agreement are hereby deleted and replaced with “ECCA Guaranty”.

(t)           All references to “Chadbourne & Park LLP” in the Credit Agreement are hereby deleted and replaced with “Akin Gump Strauss Hauer & Feld LLP”.

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Section 3.            Waiver. The parties hereto hereby waive the five (5) Business Day requirement set forth in Section 2.2(a) and the six (6) Business Day requirement set forth in Section 3.3(f) solely in respect of the Borrowing to occur on the date hereof.

Section 4.            Effectiveness. This Amendment shall be effective, as of the date of this Amendment, upon the execution and delivery to Administrative Agent of counterparts of this Amendment duly executed by the parties hereto.

Section 5.            Entire Agreement. This Amendment constitutes the entire agreement among the parties hereto with respect to the amendments and waivers dealt with herein. All previous documents, undertakings and agreements, whether oral, written or otherwise, among the parties hereto with respect to the amendment and consent in this Amendment, are hereby cancelled and superseded and shall not affect or modify any of the terms or obligations set forth in this Amendment. Upon the effectiveness of this Amendment, this Amendment shall be binding upon and inure to the benefit of the parties hereto.

Section 6.             Miscellaneous.

(a)          Limited Effect. This Amendment is limited in effect and, except as specifically set forth above, shall apply only as expressly set forth in this Amendment and shall not constitute a consent, waiver, modification, approval or amendment of any other provision of the Credit Agreement or any other Loan Document. Except as expressly provided for in this Amendment, nothing herein shall limit in any way the rights and remedies of the Lenders and the other Secured Parties under the Credit Agreement. The terms and conditions of the Credit Agreement and the other Loan Documents, as amended and otherwise modified by this Amendment, remain in full force and effect and are hereby ratified and affirmed.

(b)          Severability. Any provision hereof that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and without affecting the validity or enforceability of any provision in any other jurisdiction.

(c)          Headings. The headings of various sections of this Amendment are for convenience of reference only, do not constitute a part hereof and shall not affect the meaning or construction of any provision hereof.

(d)          Incorporation by Reference. Sections 9.11 (Governing Law), 9.13 (Consent to Jurisdiction), and 9.19 (Waiver of Jury Trial) of the Credit Agreement hereby are incorporated by reference as if fully set forth in this Amendment mutatis mutandis.

(e)          Counterparts and Facsimile or Electronic Mail Execution. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same contract, and any of the parties hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of this Amendment by facsimile or by electronic mail or other electronic imaging means shall be equally as effective as delivery of an original executed counterpart of this Amendment.

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(f)           Representations and Warranties. The Borrower represents and warrants to the Secured Parties that, as of the effective date hereof, each representation and warranty set forth in Article 4 of the Credit Agreement is true and correct in all material respects as if made on such date (or if such representation and warranty relates solely as of an earlier date, such representation and warranty was true and correct in all material respects as of such earlier date).

(g)          Reference to the Credit Agreement. On and after the date of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” and words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein,” and words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Amendment.

[SIGNATURE PAGES FOLLOW]

First Amendment to Credit Agreement (Revolver)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first above written.

SunPower Revolver HoldCo I, LLC

By:	/s/ Scott Piscitello

Name:	Scott Piscitello
Title:	Vice President

[Signature Page to First Amendment to Credit Agreement (Revolver)]

MIZUHO BANK, LTD., as Lender, Administrative Agent and Issuing Bank

By:	/s/ Christopher Stolarski

Name:	Christopher Stolarski
Title:	Managing Director

MIZUHO BANK (USA), as Collateral Agent

By:	/s/ Christopher Stolarski

Name:	Christopher Stolarski
Title:	Managing Director

GOLDMAN SACHS BANK USA, as Lender and Issuing Bank

By:	/s/ Anisha Malhotra

Name:	Anisha Malhotra
Title:	Authorized Signatory

[Signature Page to First Amendment to Credit Agreement (Revolver)]